UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2005

PRENTISS PROPERTIES TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	1-14516	75-2661588
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation		Identification Number)

3890 W. Northwest Hwy. Suite 400
Dallas, Texas
(Address of principal		75220
executive offices)		(Zip code)
(214) 654-0886
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
Form of Acknowledgement and Waiver Agreement
Second Amendment to Third Amended/Restated Employment Agreement
Second Amendment to Amended/Restated Employment Agreement

Item 1.01. Entry Into a Material Definitive Agreement.
Amendment of Employment Plans
     On October 3, 2005, Prentiss Properties Trust (“Prentiss”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Brandywine Realty Trust (“Brandywine”) and Brandywine Operating Partnership, L.P. whereby Prentiss will merge (the “Merger”) with and into an indirect subsidiary of Brandywine. In connection with the closing of the Merger and the related transactions, Prentiss, with Brandywine’s consent, has amended certain of its employee benefits plans and accelerated the vesting of restricted shares and payment of bonuses for certain of its executives on December 30, 2005.
     Prentiss amended the Prentiss Properties Executive Choice Deferred Compensation Plan and the Prentiss Properties Executive Choice Share Deferral Plan to allow for participants to elect to receive in 2005 any amounts deferred during 2005. Prentiss froze the Prentiss Properties Executive Choice Deferred Compensation Plan for Trustees and the Prentiss Properties Executive Choice Share Deferral Plan for Trustees effective as of December 31, 2005 and provided for the termination of such plans upon the consummation of the Merger. Prentiss also provided for the termination of the Prentiss Properties Trust Share Purchase Plan upon the consummation of the Merger.
     Additionally, Prentiss amended the Change in Control Severance Plan for Key Employees (the “Severance Plan”) so that certain designated executives, including the executive officers listed below, each received a lump sum payment in 2005 pursuant to the Severance Plan in the amount set forth below. Such executives who received lump sum payments entered into an acknowledgement and waiver agreement with Prentiss, a form of which is filed herewith.
Amendment of Employment Agreements
     On December 30, 2005, Prentiss amended its employment agreements with its Chairman of the Board of Trustees, Michael V. Prentiss, and its President and Chief Executive Officer, Thomas F. August, to provide for the payment of certain benefits in 2005. Each of the amendments to Mr. Prentiss’ and Mr. August’s employment agreements provide for the payments of any change of control amounts and the monetary value of three years of club dues and tax and estate planning by December 31, 2005. In addition, the amendment to Mr. Prentiss’ employment agreement provides for the payment of the monetary value of three years of benefits and salary of Mr. Prentiss’ accountant in 2005. The total amounts received by Messrs. Prentiss and August in 2005 pursuant to such amendments are set forth in the tables below.
Acceleration of Vesting and Payments
     Prentiss accelerated the vesting of restricted shares and bonus payments for certain executives so that such vesting and payments occurred in 2005 instead of at the consummation of the Merger. Prentiss accelerated any bonuses payable to certain officers, including the below listed officers, under both the Annual Incentive Plan for 2005 and the bonus pool created in connection with the Merger so that such payments were received in 2005. Prentiss also accelerated the vesting of any shares of restricted stock granted in connection with the Merger or pursuant to Prentiss’ 2005 Share Incentive Plan owned by certain officers, including the below listed officers, so that such officers’ restricted shares vested in 2005 and not upon the consummation of the Merger.
	Accelerated
	Amounts Under				Accelerated
	Employment	Accelerated 2005	Accelerated	Accelerated	Merger Restricted
	Agreement	Bonus	Merger Bonus	Restricted Shares	Shares
Michael Prentiss	$3,685,478	$275,000	$6,000,000	0	0

Thomas August	$9,190,050	$300,000	$0	98,500	46,000

Michael Ernst	—	$80,000	$350,000	29,000	15,000
Item 8.01. Other Events.
Special Meeting of the Shareholders
     On December 21, 2005, a special meeting of our shareholders was held to consider and vote on the approval of the Merger Agreement, the Merger and related transactions (the “Proposal”). At this meeting, our shareholders approved the Proposal. We summarize the voting results below:

For	Against	Abstain	Shares Not Voted

41,962,378	637,309	35,747	6,619,282
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Acknowledgement and Waiver Agreement between Prentiss and certain executive officers.
10.2*	Second Amendment to the Third Amended and Restated Employment Agreement of Michael V. Prentiss, as amended, dated effective as of December 21, 2005.
10.3*	Second Amendment to the Amended and Restated Employment Agreement of Thomas F. August, as amended, dated effective as of December 21, 2005.

* Filed herewith.

          SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRENTISS PROPERTIES TRUST
Date: January 4, 2006	By:	/s/ GREGORY S. IMHOFF
Gregory S. Imhoff
Senior Vice President, General Counsel and Secretary

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